Exhibit (23) (a)

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Allstate Life Insurance Company of New York on Form S-3 of our report dated February 19, 1999, appearing in the Annual Report on Form 10-K of Allstate Life Insurance Company of New York for the year ended December 31, 1998 which was incorporated by reference in Registration Statement No. 033-65355 on Form S-3, which is incorporated by reference in this Registration Statement and to the reference to us under the heading "Experts" in the Prospectus also contained in Registration Statement No. 033-65355.



Chicago, Illinois
August 23, 1999